Exhibit 23-a

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Advanced Micro Devices, Inc. of our reports dated February 23, 2007, with respect to the consolidated financial statements and schedule of Advanced Micro Devices, Inc. and Subsidiaries, Advanced Micro Devices, Inc. and Subsidiaries management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Advanced Micro Devices, Inc. and Subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2006:

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Registration Statement on Form S-8 (No. 333-138291) pertaining to the ATI Technologies Inc. Restricted Share Unit Plans for U.S. Directors and Employees, as amended and restated, ATI Technologies Inc. Restricted Share Unit Plans for Canadian Directors and Employees, as amended and restated, ATI Technologies Inc. Share Option Plan, as amended, ARTX, Inc. 1997 Equity Incentive Plan, as amended;

•	Registration Statement on Form S-8 (No. 333-134853) pertaining to the Advanced Micro Devices, Inc. 2004 Equity Incentive Plan and the Advanced Micro Devices, Inc. 2000 Employee Stock Purchase Plan;

•	Registration Statement on Form S-8 (No. 333-115474) pertaining to the Advanced Micro Devices, Inc. 2004 Equity Incentive Plan;

•	Registration Statements on Forms S-8 (Nos. 33-46578 and 33-55107) pertaining to the Advanced Micro Devices, Inc. 1992 Stock Incentive Plan;

•	Registration Statement on Form S-8 (No. 333-00969) pertaining to the Advanced Micro Devices, Inc. 1991 Employee Stock Purchase Plan and to the 1995 Stock Plan of NexGen, Inc;

•	Registration Statements on Forms S-8 (Nos. 333-04797 and 333-57525) pertaining to the Advanced Micro Devices, Inc. 1996 Stock Incentive Plan;

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Registration Statements on Form S-8 (Nos. 333-60550 and 333-40030) pertaining to the Advanced Micro Devices, Inc. 1996 Stock Incentive Plan and the Advanced Micro Devices, Inc. 2000 Employee Stock Purchase Plan;

•	Registration Statement on Form S-8 (No. 333-68005) pertaining to the Advanced Micro Devices, Inc. 1998 Stock Incentive Plan;

•	Registration Statements on Form S-8 (Nos. 333-55052 and 333-74896) pertaining to the Advanced Micro Devices, Inc. 2000 Stock Incentive Plan;

•	Registration Statement on Form S-8 (No. 333-108217) pertaining to the Advanced Micro Devices, Inc. 2000 Employee Stock Purchase Plan;

•	Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (No. 33-95888-99) pertaining to the 1995 Stock Plan of NexGen, Inc. and the NexGen, Inc. 1987 Employee Stock Plan;

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Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 (No. 33-64911) pertaining to the 1995 Employee Stock Purchase Plan of NexGen, Inc., the 1995 Stock Plan of NexGen, Inc. and the NexGen, Inc. 1987 Employee Stock Plan;

/s/    ERNST & YOUNG LLP

San Jose, California

February 23, 2007